J.P. Morgan

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT NO. 1, dated as of March 8, 2010 (the "Amendment"), to the Amended and Restated Deposit Agreement dated as of August 1, 2007, among BP p.l.c., a corporation organized under the laws of England and Wales and its successors (the "Company"), JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, as depositary hereunder and any successor as depositary hereunder (the "Depositary"), and all holders from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and Receipts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01.  Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

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ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT

SECTION 2.01.  All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the date hereof, refer to the Deposit Agreement as amended by this Amendment.

SECTION 2.02.  Section 1.1 of the Deposit Agreement is amended to include the following at the conclusion thereof.

The Depositary may issue fractional American Depositary Shares only in connection with any distribution made under Section 4.2 of the Deposit Agreement.  Fractional American Depositary Shares may only be issued through the Direct Registration System.

SECTION 2.03.  Section 1.10 of the Deposit Agreement is amended to read as follows:

The term "Direct Registration System" means the direct registration system maintained by the Depositary, pursuant to which the Depositary may record the ownership of uncertificated Receipts evidencing American Depositary Shares including fractional American Depositary Shares delivered pursuant to Section 4.2, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

SECTION 2.04.  The second sentence of Section 2.1(a) of the Deposit Agreement is amended to read as follows:

Receipts in certificated form may be issued in denominations of any number of whole American Depositary Shares.

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SECTION 2.05.  Section 2.5 of the Deposit Agreement is amended in its entirety to read as follows:

Upon receipt at the Depositary’s Office or at such other offices as the Depositary may designate of a Holder’s written order directing the Depositary to cause the whole number of Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order, and upon the surrender, if applicable, of such Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), the Depositary shall direct the Custodian to deliver without unreasonable delay, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such whole number of Deposited Securities, at the office of the Custodian, except that the Depositary may, in its discretion, at the request, risk and expense of the Holder make delivery of such whole number of Deposited Securities without unreasonable delay to such person or persons at the Depositary’s Office or at any other place specified by the Holder in such order. Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex, electronic or facsimile transmission. Delivery of whole number of Deposited Securities may be made by the delivery of certificates, to the extent such Deposited Securities may be represented by certificates, which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer, and if such certificates may be so registered, registered in the name of such Holder, or as ordered by such Holder or properly endorsed or accompanied by proper instruments of transfer. Delivery of Deposited Securities consisting of Shares shall be made by delivery of Shares in registered form only.  Fractional Shares are not deliverable on the cancellation of American Depositary Shares.  To the extent the cancellation of American Depositary Shares would give rise to the delivery of a fractional Share, the Depositary will promptly advise such Holder of such and shall either deliver to such Holder a new Receipt in book entry form on the Direct Registration System evidencing such fractional American Depositary Share or arrange to sell such fractional Share and deliver the net proceeds from such sale (after deduction of the costs and expenses of such sale) to the Holder entitled thereto. Sales of fractional Shares by the Depositary will occur on a periodic basis established by the Depositary on a basis of no less than one sale per month.   Notwithstanding any provision of this Deposit Agreement or the Receipts, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act of 1933.

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SECTION 2.06.  Section 4.2 of the Deposit Agreement is amended in its entirety to read as follows:

Share Distributions; Elective Distributions.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, subject to this Deposit Agreement, distribute to the Holders on a record date fixed pursuant to Section 4.6, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

Whenever  the Company  shall declare a dividend to be payable at the election of the holders of Shares in cash or in additional Shares (each an "Elective Distribution"), the Company and the Depositary agree to consult with each other to determine if it is reasonably practicable to extend such  Elective Distribution to  Holders and on the  terms and procedures thereof .    In connection with each Elective Distribution, the Company shall furnish an opinion of U.S. counsel to the Company, which counsel and opinion shall be reasonably acceptable to the Depositary, to the effect that the Company may make the Elective Distribution available to Holders and the Depositary may extend such Elective Distribution to Holders in each case without registration under the Securities Act of 1933 of the Shares issued pursuant to such Elective Distribution, or, if such opinion has been previously furnished, a letter from such counsel stating that the opinion previously provided may be relied upon by the Depositary as if such opinion were dated and delivered to the Depositary as of the date of such letter.  If the Company and the Depositary have agreed that it is reasonably practicable to extend the Elective Distribution to Holders and on the terms and procedures thereof, the Depositary shall, if the Company shall request in writing, make such Elective Distribution available to Holders on the terms and following such procedures as agreed with the Company. If an Elective Distribution is not extended to Holders, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.1 or (y) additional American Depositary Shares representing such additional Shares upon the terms described in the first paragraph of this Section 4.2.  If an  Elective Distribution is extended to Holders, the Depositary shall establish a record date in the manner described in Section 4.6 hereof and inform Holders of the procedures necessary to permit them to participate in such Elective Distribution.   Unless otherwise agreed in writing by the Company and the Depositary, to the extent a Holder shall make an election with respect to an Elective Distribution, such election shall remain in full force and effect until such time as a notice revoking such election is received from such Holder (in which case the Holder will be treated as having elected to receive the default consideration) or a further election is received from such Holder or the Depositary notifies such Holder that the election previously received from such Holder ceases to be valid for further Elective Distributions.  The Company shall assist the Depositary in establishing such procedures to the extent reasonably necessary.  Subject to Section 5.9 hereof, if a Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in the first paragraph of this Section 4.2.

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SECTION 2.07.  The first paragraph of Section 4.7 of the Deposit Agreement is amended to include the following sentence at the conclusion thereof:

Notwithstanding anything contained herein this Section 4.7 to the contrary, Holders and their substitute proxy (other than the Depositary) shall only be permitted to attend, vote and speak at meetings at which holders of Deposited Securities are entitled to vote as the proxy of the Depositary or its nominee with respect to the whole number of Shares represented by the American Depositary Shares evidenced by Receipts held by such Holders on the record date set by the Depositary in accordance with Section 4.6 hereof.

ARTICLE III
AMENDMENTS TO THE FORM OF RECEIPT AND EXHIBIT B

SECTION 3.01.  Paragraph 2 of the form of Receipt is amended in its entirety to read as follows:

Upon receipt at the Depositary’s Office or at such other offices as the Depositary may designate of a Holder’s written order directing the Depositary to cause the whole number of Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order, and upon the surrender, if applicable, of such Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), the Depositary shall direct the Custodian to deliver without unreasonable delay, subject to the Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such whole number of Deposited Securities, at the office of the Custodian, except that the Depositary may, in its discretion, at the request, risk and expense of the Holder make delivery of such whole number of Deposited Securities without unreasonable delay to such person or persons at the Depositary’s Office or at any other place specified by the Holder in such order. Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex, electronic or facsimile transmission. Delivery of whole number of Deposited Securities may be made by the delivery of certificates, to the extent such Deposited Securities may be represented by certificates, which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer, and if such certificates may be so registered, registered in the name of such Holder, or as ordered by such Holder or properly endorsed or accompanied by proper instruments of transfer. Delivery of Deposited Securities consisting of Shares shall be made by delivery of Shares in registered form only.  Fractional Shares are not deliverable on the cancellation of American Depositary Shares.  To the extent the cancellation of American Depositary Shares would give rise to the delivery of a fractional Share, the Depositary will promptly advise such Holder of such and shall either deliver to such Holder a new Receipt in book entry form on the Direct Registration System evidencing such fractional American Depositary Share or arrange to sell such fractional Share and deliver the net proceeds from such sale (after deduction of the costs and expenses of such sale) to the Holder entitled thereto. Sales of fractional Shares by the Depositary will occur on a periodic basis established by the Depositary on a basis of no less than one sale per month.   Notwithstanding any provision of this Deposit Agreement or the Receipts, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act of 1933.

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SECTION 3.02.  The ninth, tenth and eleventh sentences of Paragraph 12 of the form of Receipt, and of all outstanding Receipts, are replaced with the following:

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, subject to the Deposit Agreement, distribute to the Holders on a record date fixed pursuant to Section 4.6, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

Whenever  the Company  shall declare a dividend to be payable at the election of the holders of Shares in cash or in additional Shares (each an "Elective Distribution"), the Company and the Depositary agree to consult with each other to determine if it is reasonably practicable to extend such  Elective Distribution to  Holders and on the  terms and procedures thereof .    In connection with each Elective Distribution, the Company shall furnish an opinion of U.S. counsel to the Company, which counsel and opinion shall be reasonably acceptable to the Depositary, to the effect that the Company may make the Elective Distribution available to Holders and the Depositary may extend such Elective Distribution to Holders in each case without registration under the Securities Act of 1933 of the Shares issued pursuant to such Elective Distribution, or, if such opinion has been previously furnished, a letter from such counsel stating that the opinion previously provided may be relied upon by the Depositary as if such opinion were dated and delivered to the Depositary as of the date of such letter.  If the Company and the Depositary have agreed that it is reasonably practicable to extend the Elective Distribution to Holders and on the terms and procedures   thereof, the Depositary shall, if the Company shall request in writing, make such Elective Distribution available to Holders on the terms and following such procedures as agreed with the Company. If an Elective Distribution is not extended to Holders, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described above or (y) additional American Depositary Shares representing such additional Shares upon the terms described in the first paragraph of Section 4.2 of the Deposit Agreement.  If an Elective Distribution is extended to Holders, the Depositary shall establish a record date in the manner described in Section 4.6 of the Deposit Agreement and inform Holders of the procedures necessary to permit them to participate in such Elective Distribution.   Unless otherwise agreed in writing by the Company and the Depositary, to the extent a Holder shall make an election with respect to an Elective Distribution, such election shall remain in full force and effect until such time as a notice revoking such election is received from such Holder (in which case the Holder will be treated as having elected to receive the default consideration) or a further election is received from such Holder or the Depositary notifies such Holder that the election previously received from such Holder ceases to be valid for further Elective Distributions.  The Company shall assist the Depositary in establishing such procedures to the extent reasonably necessary.  Subject to Section 5.9 of the Deposit Agreement and paragraph 8 hereof, if a Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1 of the Deposit Agreement, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in the first paragraph of this Section 4.2 of the Deposit Agreement.

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SECTION 3.03.  The first paragraph of Paragraph 14 of the form of Receipt, and of all outstanding Receipts, is amended to include the following sentence at the conclusion thereof:

Notwithstanding anything contained herein this Section 4.7 to the contrary, Holders and their substitute proxy shall only be permitted to attend, vote and speak at meetings as the proxy of the Depositary or its nominee with respect to the whole number of Shares represented by such Holder's American Depositary Shares evidenced by Receipts held by such Holders at the close of business on the Voting Record Date in accordance with Section 4.6 of the Deposit Agreement.

SECTION 3.04.  The form of Receipt, reflecting the amendments set forth in Sections 3.01 hereof is amended and restated to read as set forth as Exhibit A hereto.

SECTION 3.05.  Exhibit B to the Deposit Agreement is amended to insert the following sentence at the conclusion thereof:

Issuance fees owing to the Depositary in connection with an Elective Distribution may be charged to Holders in such manner as the Depositary may reasonably determine, including, without limitation, by deducting the amount of such fees from each electing Holder's dividend entitlement by adding such issuance fee to the reference price used in calculating the ADS entitlement of each Elective Distribution.

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ARTICLE IV
MISCELLANEOUS

SECTION 4.01.  Outstanding Receipts.    Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

SECTION 4.02.  Counterparts.   This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

BP p.l.c.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:	Vice President

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EXHIBIT A

ANNEXED TO AND INCORPORATED

IN AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

BP p.l.c.

(Organized under the laws of England and Wales)

No.

JPMorgan Chase Bank N.A., a national banking association organized under the laws of the United States, as depositary (the “Depositary”), hereby certifies that                         is the owner of American Depositary Shares, representing deposited Ordinary Shares of $0.25 each, including rights to receive such Ordinary Shares (“Shares”), of BP p.l.c., a corporation organized under the laws of England and Wales and its successors (the “Company”). At the date hereof, each American Depositary Share represents six (6) Shares deposited under the Deposit Agreement (hereinafter defined) with the Depositary or the Custodian. Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

1	The Deposit Agreement

This American Depositary Receipt is one of the receipts executed and delivered (the “Receipts”), pursuant to the Amended and Restated Deposit Agreement dated as of August 1, 2007, to the Deposit Agreement dated as of December 31, 1998, as amended (as amended from time to time, the “Deposit Agreement”), by and among the Company, the Depositary (and any of its successors) and all registered holders (“Holders”) from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any rights to receive Shares and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such securities, property and cash, collectively, the “Deposited Securities”). Copies of the Deposit Agreement and of the Company’s provisions of or governing Deposited Securities are on file at the Depositary’s Office, the office of the Custodian and at any other designated transfer office. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

2	Withdrawal of Deposited Securities

Upon receipt at the Depositary’s Office or at such other offices as the Depositary may designate of a Holder’s written order directing the Depositary to cause the whole number of Deposited Securities represented by the American Depositary Shares evidenced by a Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order, and upon the surrender, if applicable, of such Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), the Depositary shall direct the Custodian to deliver without unreasonable delay, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such whole number of Deposited Securities, at the office of the Custodian, except that the Depositary may, in its discretion, at the request, risk and expense of the Holder make delivery of such whole number of Deposited Securities without unreasonable delay to such person or persons at the Depositary’s Office or at any other place specified by the Holder in such order. Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex, electronic or facsimile transmission. Delivery of whole number of Deposited Securities may be made by the delivery of certificates, to the extent such Deposited Securities may be represented by certificates, which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer, and if such certificates may be so registered, registered in the name of such Holder, or as ordered by such Holder or properly endorsed or accompanied by proper instruments of transfer. Delivery of Deposited Securities consisting of Shares shall be made by delivery of Shares in registered form only.  Fractional Shares are not deliverable on the cancellation of American Depositary Shares.  To the extent the cancellation of American Depositary Shares would give rise to the delivery of a fractional Share, the Depositary will promptly advise such Holder of such and shall either deliver to such Holder a new Receipt in book entry form on the Direct Registration System evidencing such fractional American Depositary Share or arrange to sell such fractional Share and deliver the net proceeds from such sale (after deduction of the costs and expenses of such sale) to the Holder entitled thereto. Sales of fractional Shares by the Depositary will occur on a periodic basis established by the Depositary on a basis of no less than one sale per month.   Notwithstanding any provision of this Deposit Agreement or the Receipts, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act of 1933.

3	Transfers, Combinations and Split-ups

Subject to paragraph 4, this Receipt is transferable on the register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

4	Certain Limitations

Prior to the issuance, execution, delivery, registration, registration of transfer, split-up or combination of this Receipt, the delivery of any distribution in respect hereof, or, subject to the last sentence of paragraph 2, the withdrawal of any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, the Depositary, the Company or the Custodian may require: (a) payment of a sum sufficient to pay or reimburse it for payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, other than Relevant Duties payable by the Company in accordance with paragraph 5, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph 8 of this Receipt; (b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including without limitation information as to citizenship, residence, exchange control approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Company may require; and (c) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or, subject to the last sentence of paragraph 2, the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Receipt register or any register for Shares or other Deposited Securities is closed or any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Company. The Depositary will not issue Receipts against rights to receive Shares unless (x) such Receipts are fully collateralized (marked to market daily) with cash, U.S. government securities or such other collateral as the Depositary deems appropriate until such Shares are deposited, (y) the applicant for such Receipts represents and agrees in writing that such applicant or its customer (i) beneficially owns such Shares, (ii) assigns all beneficial right, title and interest to such Shares to the Depositary, (iii) holds such Shares for the account of the Depositary and (iv) will deliver such Shares upon the Depositary’s request (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts which are outstanding at any time as a result of pre-release represent not more than 20%, or such other percentage as the Company may determine in its sole discretion, of the total number of Shares represented by American Depositary Receipts except to the extent, if any, that such limitation is exceeded as a result of the withdrawal of Deposited Securities subsequent to the execution and delivery of pre-released Receipts in compliance with such limitation. Such collateral, but not the earnings thereon, will be held for the benefit of the Holders. Any issue of pre-released Receipts shall also be subject to such further limitations as may be agreed between the Company and the Depositary from time to time. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights. Subject to the provisions of this paragraph 4 with respect to the issuance of Receipts against rights to receive Shares, neither the Depositary nor the Custodian shall lend Deposited Securities. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company’s compliance with securities laws in the United States.

5	Liability of Holder for Taxes

If any tax or other governmental charge, including any interest or penalties thereon, shall become payable by or on behalf of the Custodian, the Depositary or the nominee of either of them with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder in whose name this Receipt is registered at the time such tax or other governmental charge is incurred, who shall pay the amount thereof to the Depositary; provided that to the extent that any United Kingdom stamp duty, stamp duty reserve tax or other similar United Kingdom governmental charge (or any interest or penalties thereon) (each, a “Relevant Duty”) arises in connection with (a) the deposit of Shares, whether in registered form or in the form of share warrants to bearer (the “Exchange Shares”), in connection with (i) the exchange of Receipts for common stock without par value (“Amoco Shares”) of Amoco Corporation pursuant to the Agreement and Plan of Merger dated as of August 11, 1998, as amended as of October 22, 1998 (the “Merger Agreement”), by and among The British Petroleum Company p.l.c., Amoco Corporation and Eagle Holdings, Inc., or (ii) the issue of Receipts upon the exercise of employee stock options over Amoco Shares outstanding as of the Effective Date (as defined in the Merger Agreement), into the facility created by the Deposit Agreement, including but not limited to the agreement to transfer, the transfer and the delivery of Exchange Shares, whether in registered form or in the form of share warrants to bearer, to the Depositary, the Custodian or the nominee of either of them and any issue of American Depositary Shares by the Depositary in respect thereof or (b) the holding of Shares in the form of share warrants to bearer, the transfer of Receipts representing Shares in the form of share warrants to bearer or the exchange of Shares in the form of share warrants to bearer for Shares in registered form by the Depositary, the Custodian or the nominee of either of them, but only, in the case of this clause (b), to the extent that such Relevant Duty arises out of, or is imposed as a consequence of, the fact that Exchange Shares were deposited in the form of share warrants to bearer as referred to in clause (a), such Relevant Duty shall be payable by the Company and not by the Holder, and the Company shall be liable for such payment. In cases where this paragraph 5 requires a payment to be made to the Depositary by a Holder, the Depositary may refuse to effect any registration of transfer of this Receipt or any split-up or combination hereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities, or may sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency. Neither the Company, the Depositary nor any of their respective officers, directors, representatives or agents will be liable for failure of a Holder to comply with applicable tax laws or governmental charges.

6	Warranties by Depositor

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and any certificate therefor are validly issued and outstanding, fully paid, nonassessable and free of preemptive rights, that the person making such deposit is duly authorized so to do and that such Shares are not “restricted securities” as such term is defined in Rule 144 of the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States. Such representations and warranties shall survive the deposit of Shares and the execution and delivery of Receipts.

7	Disclosure of Interests

Notwithstanding any other provision of the Deposit Agreement or this Receipt, the Holder hereof agrees to comply with requests from the Company which are made under statutory provisions in the United Kingdom to provide information as to the capacity in which such Holder owns this Receipt and regarding the identity of any other person interested in this Receipt and the nature of such interest and may, pursuant to such statutory provisions and any provisions of the constituent documents of the Company, forfeit the right to vote and to direct the voting of, and be prohibited from transferring, this Receipt if compliance is not made, all as if this Receipt were to the extent practicable the Shares represented hereby, and the Depositary agrees to use its reasonable efforts to comply with any instructions received from the Company requesting that the Depositary take the reasonable actions specified therein to obtain such information.

8	Charges of Depositary

The Depositary will charge each person to whom Receipts are delivered against deposits of Shares, and each person surrendering Receipts for withdrawal of Deposited Securities, U.S. $5.00 for each 100 American Depositary Shares (or portion thereof) evidenced by the Receipts delivered or surrendered. The Company will pay all other charges and expenses of the Depositary and those of any Receipt registrar, co-transfer agent, co-registrar and any other agent of the Depositary (except the Custodian, other than as provided in the Deposit Agreement), except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares or other Deposited Securities, except as otherwise provided in paragraph 5), (ii) cable, telex, electronic and facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian or its nominee in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with any withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees payable by such persons or Holders in respect of the Shares as of the date of the Deposit Agreement), and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). The provisions in respect of these charges may be changed in the manner indicated in paragraph 21.

9	Title to Receipts

Title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by properly executed instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

10	Validity of Receipt

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

11	Available Information

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission and located at the date of the Deposit Agreement at 100 F Street, NE, Room 1580, Washington, D.C. 20549.

Dated:

JPMorgan Chase Bank N.A., as Depositary

By
Authorized Officer

The address of the Depositary’s Office is 4 New York Plaza, 13th Floor., New York, NY 10004 Attention: ADR Department

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

12	Distributions Upon Deposited Securities

Whenever the Company shall make any cash dividend or other cash distribution on Deposited Securities available in U.S. dollars and it is possible, whether by election or other action, for the Depositary to receive that dividend or distribution in U.S. dollars, the Depositary shall take any action to enable it to receive such dividend or distribution in U.S. dollars. In respect of any other cash dividend or cash distribution by the Company on any Deposited Securities, whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall after any necessary conversion of such distribution into U.S. dollars and after fixing a record date in respect thereof, subject to the Deposit Agreement, distribute as promptly as reasonably practicable the amount thus received, by checks drawn on or electronic transfers from a bank in the United States, to the Holders of record on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary on account of taxes or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars, provided that if the Company shall announce any cash dividend on Deposited Securities in U.S. dollars, the Company shall cause the amount of U.S. dollars paid to the Depositary to be such that, subject to (i) above, the amount paid in respect of each Deposited Security hereunder is equal to the amount of the cash dividend per Share as so announced. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency which, in the judgment of the Depositary can then be converted on a reasonable basis into U.S. dollars which can then be transferred to the United States, will, as promptly as practicable, be converted by sale or in such other manner as the Depositary may determine into U.S. dollars (net of the Depositary’s charges and expenses in effecting such conversion) before distribution to Holders. If in the reasonable judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto (uninvested and without liability for interest thereon). So long as the Company may list its Shares on a stock exchange in Canada and maintain a co-transfer agent in Canada, in the case of Holders who are registered on the books of the Depositary with an address in Canada (“Canadian Holders”) and who have not filed the election referred to in the next following sentence, references above in this paragraph 12 to “U.S. dollars” shall mean and be deemed to refer to Canadian dollars, references to “transferred to the United States” shall mean and be deemed to refer to “transferred to Canada”, references to “transferable to the United States” shall mean and be deemed to refer to “transferable to Canada” and references to “bank in the United States” shall mean and be deemed to refer to “bank in Canada”. Canadian Holders may file with the Depositary an election, in form and substance satisfactory to the Depositary, stating that they wish to receive any cash dividends or other cash distributions in U.S. dollars, provided that in order to take effect with respect to any distribution such election must be duly completed and received by the Depositary not less than 30 days before the record date for such distribution.   If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, subject to this Deposit Agreement, distribute to the Holders on a record date fixed pursuant to Section 4.6, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

Whenever  the Company  shall declare a dividend to be payable at the election of the holders of Shares in cash or in additional Shares (each an "Elective Distribution"), the Company and the Depositary agree to consult with each other to determine if it is reasonably practicable to extend such  Elective Distribution to  Holders and on the  terms and procedures thereof .    In connection with each Elective Distribution, the Company shall furnish an opinion of U.S. counsel to the Company, which counsel and opinion shall be reasonably acceptable to the Depositary, to the effect that the Company may make the Elective Distribution available to Holders and the Depositary may extend such Elective Distribution to Holders in each case without registration under the Securities Act of 1933 of the Shares issued pursuant to such Elective Distribution, or, if such opinion has been previously furnished, a letter from such counsel stating that the opinion previously provided may be relied upon by the Depositary as if such opinion were dated and delivered to the Depositary as of the date of such letter. If the Company and the Depositary have agreed that it is reasonably practicable to extend the Elective Distribution to Holders and on the terms and procedures  thereof, the Depositary shall, if the Company shall request in writing, make such Elective Distribution available to Holders on the terms and following such procedures as agreed with the Company. If an Elective Distribution is not extended to Holders, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described above or (y) additional American Depositary Shares representing such additional Shares upon the terms described in the first paragraph of Section 4.2 of the Deposit Agreement.  Issuance fees owing to the Depositary pursuant to the terms hereof will be deducted from each electing Holder's dividend entitlement by adding such issuance fee to the reference price used in calculating the ADS entitlement of each Elective Distribution. If an Elective Distribution is extended to Holders, the Depositary shall establish a record date in the manner described in Section 4.6 of the Deposit Agreement and inform Holders of the procedures necessary to permit them to participate in such Elective Distribution.   Unless otherwise agreed in writing by the Company and the Depositary, to the extent a Holder shall make an election with respect to an Elective Distribution, such election shall remain in full force and effect until such time as a notice revoking such election is received from such Holder (in which case the Holder will be treated as having elected to receive the default consideration) or a further election is received from such Holder or the Depositary notifies such Holder that the election previously received from such Holder ceases to be valid for further Elective Distributions.  The Company shall assist the Depositary in establishing such procedures to the extent reasonably necessary.  Subject to Section 5.9 of the Deposit Agreement and paragraph 8 hereof, if a Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1 of the Deposit Agreement, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in the first paragraph of this Section 4.2 of the Deposit Agreement.

If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion, after consultation with the Company, as to the procedure to be followed in making such rights available to the Holders or in disposing of such rights and distributing the net proceeds thereof; provided that the Depositary will, if requested by the Company, subject to the Deposit Agreement either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto to the extent practicable as in the case of a distribution received in cash. The Depositary will distribute to Holders on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided that if in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any tax withholding or securities law requirement) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary of the net proceeds of any such sale to the Holders entitled thereto as in the case of a distribution received in cash.  The Depositary need not distribute securities, Receipts or rights unless the Company furnishes certain evidence or opinions in respect of United States securities laws (which the Company has no obligation to do).

13	Record Dates

Whenever any distribution is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary will, after consultation with the Company, fix a record date for the determination of the Holders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to vote or to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter, subject to the provisions of the Deposit Agreement, which shall, to the extent practicable, be the same date as is fixed by the Company for the Deposited Securities.

14	Voting of Deposited Securities

The Depositary or, if the Deposited Securities are registered in the name of or held by its nominee, its nominee, subject to and in accordance with the Company’s constituent documents, irrevocably appoints the Holder hereof for the time being on the record date (the "Voting Record Date") fixed by the Depositary in respect of any meeting (at which holders of Shares or other Deposited Securities are entitled to vote) as its proxy to attend, vote and speak at the relevant meeting (or any adjournment thereof) in respect of the Deposited Securities represented hereby on the Voting Record Date. In respect of any such meeting such Holder can appoint any person to attend, vote and speak on its behalf subject to and in accordance with the provisions of this paragraph and the constituent documents of the Company. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary will in accordance with paragraph 13 fix the Voting Record Date in respect of such meeting or solicitation. The Depositary or, if the Company so determines, the Company, will distribute by mail, or such other means and manner as may be mutually agreed between the Depositary and the Company, to the Holder of record hereof on such Voting Record Date: (a) such information as is contained in such notice of meeting or in the solicitation materials, (b) a Receipt proxy card in a form prepared by the Depositary, (c) a statement that the Holder hereof at the close of business on the Voting Record Date will be entitled, subject to any applicable law, the Company’s constituent documents and the provisions of or governing the Deposited Securities, either (i) to use such Receipt proxy card in order to attend, vote and speak at such meeting as the proxy of the Depositary or its nominee solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by this Receipt or (ii) to appoint any other person as the substitute proxy of such Holder, solely with respect to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by this Receipt or (iii) to provide Voting Instructions to the Depositary as to the exercise of the voting rights pertaining to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by this Receipt, and (d) if the Depositary is to be given Voting Instructions by such Holder, a brief statement as to the manner in which Voting Instructions may be given to the Depositary. Upon the written request of a Holder of record hereof on the Voting Record Date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, and the provisions of the Company’s constituent documents and the provisions of the Deposited Securities, to vote or cause to be voted the Deposited Securities in accordance with the instructions set forth in such request. Notwithstanding anything contained herein this Section 4.7 to the contrary, Holders and their substitute proxy shall only be permitted to attend, vote and speak at meetings as the proxy of the Depositary or its nominee with respect to the whole number of Shares represented by such Holder's American Depositary Shares evidenced by Receipts held by such Holders at the close of business on the Voting Record Date in accordance with Section 4.6 of the Deposit Agreement.

Any appointment or purported appointment by a Holder (or such Holder's substitute proxy) of the Depositary as proxy in respect of Deposited Securities held by the Depositary, and any appointment or purported appointment by such a Holder (or such Holder's substitute proxy) of the Depositary’s nominee as proxy in respect of Deposited Securities held by that nominee, shall operate (a) as a renunciation of the proxy initially provided by the Depositary or its nominee to such Holder or such Holder's substitute proxy in relation to those Deposited Securities, and (b) as an instruction to the Depositary (or its nominee, as the case may be) to cast the votes attaching to those Deposited Securities (or to refrain from casting such votes) in the manner indicated by the Holder (or such Holder's substitute proxy) in the appointment or purported appointment.

For the avoidance of doubt, when the Depositary receives Voting Instructions from a substitute proxy of a Holder (including, without limitation, instructions from ADP Inc. or any other entity acting on behalf of participants and/or customers of participants within The Depository Trust Company) or their agents, and such registered Holder has notified the Depositary that it holds Receipts on behalf of such substitute proxies, the Depositary shall treat such Voting Instructions as coming from an entity that holds Receipts on behalf of such substitute proxies and the Depositary shall vote or cause to be voted the Deposited Securities in accordance with such instructions.

Neither the Depositary nor the Custodian shall exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by American Depositary Shares evidenced hereby except pursuant to and in accordance with such Voting Instructions from the Holder hereof given in accordance with this paragraph 14. Shares or other Deposited Securities represented by American Depositary Shares evidenced hereby for which no specific Voting Instructions are received by the Depositary from the Holder hereof shall not be voted by the Depositary but may be directly voted by the Holder in attendance at meetings of shareholders as proxy for the Depositary or its nominee, subject to, and in accordance with, the provisions of this paragraph and the Company’s constituent documents.

15	Changes Affecting Deposited Securities

Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and, the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.

16	Reports; Inspection of Register

The Depositary will make available for inspection by Holders at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary or its agent will keep at facilities in the United States a Receipt register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts. The Depositary, upon request by the Company, will make available access to the Receipt register at an office in the Borough of Manhattan, The City of New York.

17	Withholding

In connection with any distribution to Holders, the Company will withhold from such distribution and remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner, as the Depositary reasonably deems necessary and practicable to pay such taxes, by public or private sale and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

18	Actions by Holders

The Depositary shall cause its nominee, Guaranty Nominees Limited, or a successor nominee, in its capacity as a member of the Company in respect of the Shares and other Deposited Securities, from time to time, to take such limited actions as may be reasonably requested in writing by a Holder, to the extent practicable and subject to any applicable law, regulation, stock exchange requirement or the constituent documents of the Company, solely to enable such Holder to exercise those rights to which Guaranty Nominees Limited or such successor nominee is entitled by virtue of being a member of the Company in respect of the Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts; provided, however, that, with respect to rights other than as set forth in paragraph 14, Guaranty Nominees Limited or such successor nominee shall take such action only to the extent that (a) it has been fully indemnified to its reasonable satisfaction by the Holder against any and all loss, liability, or expense which it shall suffer or reasonably incur, (b) such Holder has provided and will continue to provide as reasonably requested from time to time security in the form of a bond or otherwise in relation to such action reasonably satisfactory to the Depositary, and (c) any legal proceeding or similar action brought on behalf of such Holder pursuant to the exercise of such rights shall be brought in the name of Guaranty Nominees Limited or a successor nominee and not in the name of the Depositary and shall state that Guaranty Nominees Limited or such successor nominee is involved solely for the purpose of enabling the Holder to establish a right of action and for no other purpose and that Guaranty Nominees Limited or such successor nominee has no other interest in such matter. Any exercise of such rights or powers shall be for the sole benefit of, and at the cost and expense of, such Holder.

19	Liability of the Company and the Depositary

Neither the Depositary, its agents nor the Company shall incur any liability if, by reason of any present or future law, rule or regulation of the United States, the United Kingdom or any other country or of any government or governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's constituent documents, act of God, war, terrorism or other circumstance beyond its control, the Depositary, its agents or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed nor shall the Depositary, its agents or the Company incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Each of the Company, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith. Neither the Depositary, its agents nor the Company will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast, in each case to the extent the Depositary or its agents act without negligence or willful misconduct, or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company has agreed to indemnify the Depositary, Custodian and any other agent of the Depositary (the "indemnified persons") under certain circumstances and each indemnified person has agreed to indemnify the Company and its agents under certain circumstances. Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages.

20	Resignation and Removal of Depositary; the Custodian

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company or be removed by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. The Depositary may, upon written request or written approval of the Company at any time appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

21	Amendment of Deposit Agreement and Receipts

The Receipts and the Deposit Agreement may be amended by agreement between the Company and the Depositary without the consent of Holders. Any amendment that shall impose or increase any fees or charges (other than the fees and charges listed in clauses (i) through (iv) of paragraph 8) or that shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of such 30 days shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

22	Termination of Deposit Agreement

The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have resigned, provided that no successor depositary shall have been appointed and accepted its appointment within such 90 days. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of Receipts not theretofore surrendered.